                                                                    EXHIBIT 23.2



                          INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No.333-69312 of Nextel Communications, Inc. on Form S-3 of our report dated February 15, 2001 (March 29, 2001 as to Note 6) appearing in the Annual Report on Form 10-K of Nextel Communications, Inc. for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

McLean, Virginia
November 15, 2001